Horizon Technology Finance Provides

Investment Portfolio Update for Second Quarter 2014

Company Increases Investment Activity; Benefits from Liquidity Events

FARMINGTON, Conn., July 9, 2014 – Horizon Technology Finance Corporation (NASDAQ: HRZN) ("Horizon"), a leading specialty finance company that provides secured loans to venture capital and private equity backed development-stage companies in the technology, life science, healthcare information and services, and cleantech industries, today provided a portfolio update for the second quarter of 2014.

“During the second quarter, we continued to experience positive demand for our loan products,” said Gerald A. Michaud, President of Horizon. “As we efficiently deployed capital into high-quality earning assets during the quarter, we also profited from liquidity events in six portfolio companies. The liquidity events consisted of gains from warrants in two portfolio companies, and receipt of five loan prepayments, including prepayments from two portfolio companies whose loans were on non-accrual. Our performance during the quarter should drive favorable results as we remain focused on making high yielding loan investments and monetizing our warrant portfolio.”

New Loans Funded

New loans funded during the second quarter of 2014 totaled $25.5 million. During the second quarter of 2014, Horizon provided funding to the following portfolio companies:

•	$10.0 million to a new portfolio company, mBlox, Inc., the largest global provider of A2P (application-to-person) text messaging.
•	$4.5 million to a new portfolio company, SpringCM Inc., a leader in content cloud services.
•	$3.5 million to a new portfolio company, the developer of the world's first intra-aural 3D scanning system which revolutionizes the custom earpiece device market.
•	$3.0 million to a new portfolio company, GenePeeks, Inc., a genetics information company focused on reproductive risk prediction.
•	$2.0 million to a new portfolio company, Gwynnie Bee, Inc., an online, subscription-based retailer of women’s apparel.
•	$1.5 million to a new portfolio company, a provider of social media data, tools and reports to commercial and government organizations.
•	$1.0 million to an existing portfolio company, Decisyon, Inc., a provider of collaborative enterprise software solutions to Global 1000 companies.

Liquidity Events

During the quarter ended June 30, 2014, Horizon experienced liquidity events from six portfolio companies, increasing the total number of portfolio companies with liquidity events to eight for the year. Liquidity events for Horizon may consist of the sale of warrants and equity in portfolio companies, loan prepayments or receipt of success fees.

As previously announced in April, Horizon successfully exited its investment in Xtreme Power, Inc. (“Xtreme”). In connection with the sale of substantially all of the assets of Xtreme, Horizon received cash proceeds of $9.9 million. Horizon applied $2.8 million of the proceeds to fully reimburse the debtor-in-possession financing it provided to Xtreme in the first quarter of 2014 and applied the remaining $7.1 million of proceeds to fully pay off Xtreme’s venture loan balance, including fees and expenses.

In June, Horizon received cash proceeds of $2.2 million upon the bankruptcy sale of substantially all of the assets of Cereplast, Inc., which proceeds will be applied to costs and amounts owed under its venture loan.

In May, Aquion Energy, Inc. (“Aquion”) prepaid the outstanding principal balance of $7.5 million on its venture loan, plus interest, final payment and prepayment fee. Horizon continues to hold warrants in Aquion. With the loan prepayment, Horizon’s current realized internal rate of return on this investment is 13.9%, with the potential for additional returns from warrant gains.

In June, Horizon received proceeds of approximately $401,000 pursuant to its exercise and sale of warrants in Enphase Energy, Inc. (NASDAQ: ENPH) (“Enphase"). Horizon received the warrants in connection with a venture loan facility of $12.0 million, which was originally made to Enphase in 2010 and was repaid in full in 2012.

In June, BOLT Solutions, Inc. (“BOLT”) prepaid the outstanding principal balance of $7.9 million on its venture loan, plus interest, final payment and prepayment fee. Horizon continues to hold warrants in BOLT. With the loan prepayment, Horizon’s current realized internal rate of return on this investment is 15.5%, with the potential for additional returns from warrant gains.

In June, Kontera Technologies, Inc. (“Kontera”) was acquired by Amobee, Inc. In connection with the acquisition, Kontera prepaid the outstanding principal balance of $7.5 million on its venture loan, plus interest and fees, final payment and prepayment fee. Horizon also agreed to exchange the warrants it held in Kontera for a cash payment of approximately $200,000. Horizon’s fully realized internal rate of return on this investment is 18.3%.

Refinanced Principal Balances, Early Principal Payoffs, and Principal Payments Received

Horizon experienced early pay-offs during the second quarter totaling $34.1 million, compared to no early pay-offs during the first quarter of 2014. During the quarter ended June 30, 2014, Horizon received regularly scheduled principal payments on investments totaling $10.0 million compared to the quarter ended March 31, 2014, wherein Horizon received regularly scheduled principal payments on investments totaling $11.6 million.

Commitments

During the quarter ended June 30, 2014, Horizon closed new loan commitments totaling $27.5 million to six companies, compared to the quarter ended March 31, 2014, wherein Horizon closed new loan commitments totaling $14.0 million to two companies.

Pipeline

As of June 30, 2014, Horizon's unfunded loan approvals and commitments ("Committed Backlog") were $9.0 million to four companies, compared to a Committed Backlog of $11.0 million to three companies as of March 31, 2014. While Horizon's portfolio companies have discretion whether to draw down such commitments, in some cases, the right of a company to draw down its commitment is subject to the portfolio company achieving specific milestones.

About Horizon Technology Finance

Horizon Technology Finance Corporation is a business development company that provides secured loans to development-stage companies backed by established venture capital and private equity firms within the technology, life science, healthcare information and services, and cleantech industries. The investment objective of Horizon is to maximize total returns by generating current income from a portfolio of directly originated secured loans as well as capital appreciation from warrants that it receives when making such loans. Headquartered in Farmington, Connecticut, with regional offices in Walnut Creek, California and Reston, Virginia, Horizon is externally managed by its investment advisor, Horizon Technology Finance Management LLC. Horizon's common stock trades on the NASDAQ Global Select Market under the ticker symbol "HRZN". In addition, Horizon's 7.375% Senior Notes due 2019 trade on the New York Stock Exchange under the ticker symbol "HTF." To learn more, please visit www.horizontechnologyfinancecorp.com.

Forward-Looking Statements

Statements included herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Horizon undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contact:
Horizon Technology Finance Corporation	Investor Relations and Media Contacts:
Christopher M. Mathieu	The IGB Group
Chief Financial Officer	Michael Cimini / Leon Berman
(860) 676-8653	(212) 477-8261 / (212) 477-8438
chris@horizontechfinance.com	mcimini@igbir.com / lberman@igbir.com